UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2026

Cue Biopharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38327	47-3324577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Guest Street
Boston, Massachusetts		02135
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 949-2680

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CUE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 9, 2026, Cue Biopharma, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with accredited investors (the “Investors”), including Cormorant Asset Management and Columbia Threadneedle Investments, pursuant to which the Company, in a private placement, agreed to issue and sell to the Investors an aggregate of (i) 1,418,071 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price per share of $33.21 (the “Shares”) and (ii) to certain Investors, in lieu of shares of Common Stock, pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 87,500 shares of Common Stock (the “Warrant Shares” and together with the Shares, the “Securities”) at a price per Pre-Funded Warrant of $33.209 (the “Private Placement”), for gross proceeds of approximately $50.0 million.

Each Pre-Funded Warrant will have an exercise price of $0.001 per share and will be cashless exercisable. In certain circumstances, upon a fundamental transaction (as described in the Pre-Funded Warrants), a holder of Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Pre-Funded Warrants immediately prior to the fundamental transaction; provided, however, that in the event of a fundamental transaction where the consideration consists solely of cash, solely of marketable securities or a combination thereof, each Pre-Funded Warrant will be deemed to be exercised in full in a cashless exercise effective immediately prior to and contingent upon the consummation of such fundamental transaction. Under the Pre-Funded Warrants, the Company may not effect the exercise of any such warrants, and a holder will not be entitled to exercise any portion of any such warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of shares of Common Stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% or 9.99%, as elected by the holder, of the number of shares of Common Stock outstanding immediately after giving effect to the exercise; or (ii) the combined voting power of the Company’s securities beneficially owned by such holder (together with its affiliates) to exceed 4.99% or 9.99%, as elected by the holder, of the combined voting power of all of the Company’s securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the applicable warrant, which percentage may be changed at the holder’s election to a higher percentage not in excess of 19.99% upon 61 days’ notice to the Company.

The Company intends to use the net proceeds from the Private Placement to further fund clinical development and for other general corporate purposes. The Purchase Agreement contains customary representation and warranties of the Company, on the one hand, and the Investors, on the other hand, and customary closing conditions. The closing of the Private Placement is expected to occur on July 13, 2026.

In connection with the Private Placement, the Company entered into a registration rights agreement, dated July 9, 2026 (the “Registration Rights Agreement”), with the Investors, pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the Securities (the “Registrable Securities”) within 30 days following the closing of the Private Placement (the “Filing Deadline”). The Company has agreed to use reasonable best efforts to cause such registration statement to be declared effective as promptly as possible but no later than the earlier of (i) the 60th calendar day following the initial filing date of such registration statement if the SEC notifies the Company that it will review such registration statement and (ii) the fifth business day after the Company is notified by the SEC that such registration statement will not be reviewed or will not be subject to further review. The Company has also agreed to keep such registration statement continuously effective until the date the Registrable Securities covered by such registration statement have been sold or cease to be Registrable Securities. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities. The Company has granted the Investors customary indemnification rights in connection with the registration statement. The Investors have also granted the Company customary indemnification rights in connection with the registration statement.

The foregoing descriptions of the Purchase Agreement, the Pre-Funded Warrants and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Purchase Agreement, the form of Pre-Funded Warrant and the form of Registration Rights Agreement, copies of which are filed as Exhibits 10.1, 4.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement and the Registration Rights Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement and the Registration Rights Agreement are incorporated herein by reference only to provide investors with information regarding the terms thereof and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above regarding the Private Placement are incorporated in this Item 3.02. The Shares and Pre-Funded Warrants are being sold and, upon exercise of the Pre-Funded Warrants the Warrant Shares, will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws. The Investors made relevant representations in the Purchase Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To implement the Company’s 2026 Stock Incentive Plan and long-term incentive framework, both approved at the most recent shareholder meeting, the Company’s board of directors (the “Board”) granted on July 9, 2026 (the “Grant Date”) an aggregate of 1,064,492 restricted stock units (“RSUs”) to its employees and executive officers as one-time grants with time and performance-based vesting. Executive officers, Shao-Lee Lin, the Company’s President and Chief Executive Officer, received an award of 655,074 RSUs; Sumita Ray, the Company’s Chief Legal and Compliance Officer and Corporate Secretary, received an award of 109,178 RSUs; and Michael Meluzio, the Company’s Principal Accounting Officer, received an award of 81,884 RSUs.

Each of the Company’s non-employee directors also received a one-time grant of 21,800 RSUs, which will vest in three equal annual installments on each anniversary of the Grant Date.

Item 8.01.	Other Events.

On July 9, 2026, the Company issued a press release announcing the Private Placement.

The full text of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, those regarding: the expected closing of, and anticipated use of proceeds from, the Private Placement; and the anticipated filing of a registration statement to register the resale of the Securities. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy,” “future,” “likely,” “promise” or other comparable terms, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts included in this Current Report on Form 8-K regarding the Company’s strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Important factors that could cause the Company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the satisfaction of customary closing conditions related to the Private Placement, the Company’s ability to maintain its License Agreement with Ascendant Health Sciences, Ltd., the Company’s ability to maintain its collaboration with ImmunoScape Pte. Ltd.; the Company’s limited operating history, limited cash and a history of losses; the Company’s ability to obtain adequate financing to fund its business operations in the near term and successfully remediate its current “going concern” determination that it does not have sufficient capital on hand to continue operations beyond the next twelve months; the Company’s ability to achieve profitability; potential setbacks in the Company’s research and development efforts including negative or inconclusive results from its preclinical studies or clinical trials or the Company’s ability to replicate in later clinical trials positive results found in preclinical studies and early-stage clinical trials of its product candidates; serious and unexpected drug-related side effects or other safety issues experienced by participants in clinical trials; its ability to secure required U.S. Food and Drug Administration (FDA) or other governmental approvals for its product candidates and the breadth of any approved indication; adverse effects caused by public health pandemics, including possible effects on the Company’s operations and clinical trials; delays and changes in regulatory requirements, policy and guidelines including potential delays in submitting required regulatory applications to the FDA; the Company’s reliance on licensors, collaborators, contract research organizations, suppliers and other business partners; the Company’s ability to obtain adequate financing to fund its business operations in the future and ability to continue as a going concern; the Company’s ability to maintain and enforce necessary patent and other intellectual property protection; competitive factors; general economic and market conditions and the other risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the Company’s most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Report(s) on Form 10-Q. Any forward-looking statement made by the Company in this Current Report on Form 8-K is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant to Purchase Common Stock to be issued to the Investors

10.1	Form of Securities Purchase Agreement, dated as of July 9, 2026, by and among the Company and the Investors

10.2	Form of Registration Rights Agreement, dated as of July 9, 2026, by and among the Company and the Investors

99.1	Press Release, dated July 9, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cue Biopharma, Inc.

Date: July 10, 2026	By:	/s/ Shao-Lee Lin
	Name:	Shao-Lee Lin
	Title:	President and Chief Executive Officer